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                                                                   EXHIBIT 10.19


                ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 12 day of September, 2005 by and among the banks that are or may from time to time become parties hereto (individually a "Bank" and collectively, the "Banks"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "LaSalle"), as agent ("Agent") for the Banks, and each of SIGMATRON INTERNATIONAL, INC., a Delaware corporation ("Sigmatron"), and ABLE ELECTRONICS CORPORATION, a California corporation ("Able Electronics", and collectively with Sigmatron, the "Borrowers"), jointly and severally.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Agent, the Banks and Sigmatron are parties to that certain Loan and Security Agreement dated as of August 25, 1999 (the "Original Agreement"), as amended by that certain Amendment to Loan and Security Agreement dated as of August 31, 2000, that certain Forbearance Agreement and Second Amendment to Loan and Security Agreement dated as of February 1, 2001, that certain Forbearance Agreement and Third Amendment to Loan and Security Agreement dated as of May 31, 2001, that certain Forbearance Agreement and Fourth Amendment to Loan and Security Agreement dated as of July 31, 2001, that certain Fifth Amendment to Loan and Security Agreement dated as of November 30, 2001, that certain Sixth Amendment to Loan and Security Agreement dated as of April 22, 2002, that certain Seventh Amendment to Loan and Security Agreement dated as of October 16, 2002, that certain Eighth Amendment to Loan and Security Agreement dated as of February 19, 2004, that certain Ninth Amendment to Loan and Security Agreement dated as of March 11, 2005 and that certain Tenth Amendment to Loan and Security Agreement dated as of July 14, 2005 (the Original Agreement and all of the foregoing amendments are collectively referred to as the "Agreement"); and

         WHEREAS, the Borrowers and the Banks have agreed to further amend the Agreement to, among other items, (i) increase the principal amount of the Revolving Credit Commitment (as defined in the Agreement) and (ii) modify certain other provisions of the Agreement.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.


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         2. Amendment of the Agreement.

            (a) The definition of the terms "Revolving Loan Borrowing Base" and "Revolving Note" appearing in Paragraph 1.1 of the Agreement are hereby amended and restated to read as follows:

            "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount equal to the lesser of (i) the amount then available under the Revolving Credit Commitment and (ii) an amount equal to the sum of (A) eighty-five percent (85%) of the net amount of Eligible Accounts Receivable outstanding at such date and (B) fifty percent (50%) (the "Inventory Advance Rate") of Eligible Inventory at such date; provided, however, that the aggregate amount of advances for Eligible Inventory under the Revolving Credit Commitment shall not exceed $11,000,000 at any time.

            "Revolving Note" means that certain Substitute Revolving Note dated as of September __, 2005 payable jointly and severally by Borrowers to LaSalle Bank National Association in the maximum principal amount of $22,000,000, as may be amended, modified, substituted or restated from time to time, together with all renewals and exchanges therefore.

            (b) Paragraph 2.1 of the Agreement is hereby amended by deleting the words "Seventeen Million Dollars ($17,000,000)" appearing in the fifth and sixth lines of such paragraph and replacing them with the words "Twenty-Two Million Dollars ($22,000,000)" in their place and stead.

            (c) Section 5.10 is hereby amended by removing the words "one-quarter of one percent (1/4%)" appearing in such section and replacing them with the words "one-fifth of one percent (1/5%)" in their place.

            (d) Exhibit E is hereby amended and restated with Exhibit E attached hereto.

         3. Representations and Warranties. The representations and warranties set forth in the Agreement and all covenants set forth in the Agreement shall be deemed remade and affirmed as of the date hereof by each Borrower, except any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment. Each Borrower hereby expressly reaffirms, reinstates and assumes (on the same basis as set forth in the Agreement) all of the obligations and liabilities to the Agent as set forth in the Agreement and this Amendment, and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities, grants of security interest and covenants contained in the Agreement. Each Borrower also acknowledges and reaffirms that the Agreement, as amended by this Amendment, is in full force and effect and that no defenses exist as of the date of this Amendment to each Borrower's full compliance with the Agreement, as amended by this Amendment. Each Borrower hereby acknowledges that the security interests granted in the Agreement constitute a valid continuing first Lien in and to the Collateral. No Event of Default has occurred and is continuing and no event has occurred and is continuing


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which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

         4. Delivery of Documents/Information. Prior to entering into this Amendment, Agent shall have received from the Borrowers the following fully executed documents, in form and substance satisfactory to Agent and each Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

            (a) this Amendment;

            (b) Substitute Revolving Note of LaSalle Bank;

            (c) Opinion of Borrowers' Counsel;

            (d) Secretary's Certificate of each Borrower with resolutions and incumbency;

            (e) Officer's Certificate (Closing Bring-Down) of each Borrower; and

            (f) such other documents, certificates and opinions as Agent may request.

         5. Reference to the Effect on the Agreement.

            (a) References. Upon the date of this Amendment and on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement, as amended hereby.

            (b) Ratification. As specifically modified above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

         6. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants to Agent and the Banks as of the date hereof as follows:

            (a) The execution and delivery of this Amendment and the performance by each Borrower of its obligations hereunder are within each Borrower's powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Certificate/Articles of Incorporation or By-laws of any Borrower.

            (b) The Agreement (as amended by this Amendment) and the Other Agreements constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and the Banks against Borrowers, and Borrowers expressly reaffirm each of their obligations under the Agreement (as amended by this Amendment) and each of the Other Agreements, including, without limitation, each Borrower's Liabilities. Borrowers further expressly acknowledge and agree that Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement. Each Borrower agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the


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Other Agreements or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

            (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment; and

            (d) The execution, delivery and performance of this Amendment by Borrowers does not and will not violate any law, governmental regulation, judgment, order or decree applicable to any Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of any Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which any Borrower is a party or is subject or by which each Borrower or any of its real or personal property may be bound.

         7. Releases; Indemnities.

            (a) In further consideration of the Banks' execution of this Amendment, each Borrower, and on behalf of its successors, assigns, subsidiaries and Affiliates, hereby forever release Agent and each Bank and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims"), that any Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including without limitation with respect to each Borrower's Liabilities, any Collateral, the Agreement, any Other Agreement and any third parties liable in whole or in part for each Borrower's Liabilities. This provision shall survive and continue in full force and effect whether or not Borrowers shall satisfy all other provisions of this Amendment, the Other Agreements or the Agreement, including payment in full of each Borrower's Liabilities.

            (b) Each Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 10(a) of this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith.


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The foregoing indemnity shall survive the payment in full of the each Borrower's
Liabilities and the termination of this Amendment, the Agreement and the Other Agreements.

         8. Fees and Expenses. Each Borrower agrees to pay on demand all costs, fees and expenses of or incurred by the Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for the Agent, search fees and taxes payable in connection with this Amendment and any future amendments to the Agreement.

         9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]




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       (ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT SIGNATURE PAGE)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Eleventh Amendment to Loan and Security Agreement as of the date first above written.

                                        SIGMATRON INTERNATIONAL, INC.


                                        By:    Linda K. Blake
                                            ------------------------------------
                                        Its:   CFO
                                            ------------------------------------


                                        ABLE ELECTRONICS CORPORATION


                                        By:    Gary R. Fairhead
                                            ------------------------------------
                                        Its:   President & CEO
                                            ------------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        for itself and as Agent


                                        By:    Sara H. DeKuiper
                                            ------------------------------------
                                        Its:   Vice President
                                            ------------------------------------



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